Exhibit 99i


[LETTER HEAD OF BALLARD SPAHR ANDREWS & INGERSOLL, L.P.]



                                                                October 26, 2001



PBHG Funds
1400 Liberty Ridge Drive
Wayne, PA  19087

               Re:       PBHG Funds
                         REGISTRATION STATEMENT ON FORM N-1A

Ladies and Gentlemen:

     We have acted as counsel to PBHG Funds, a business trust organized under the laws of the State of Delaware (the "Trust") and registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end, series management investment company.

     This opinion is given in connection with the filing by the Trust of Post-Effective Amendment No. 51 to the Registration Statement on Form N-1A under the Securities Act of 1933, as amended, and Amendment No. 49 to such Registration Statement under the 1940 Act (collectively, the "Registration Statement"). The Registration Statement registers an indefinite number of shares of beneficial interest, par value $0.001 per share (the "Shares"), of PBHG Class shares and Advisor Class shares, of each of PBHG Disciplined Equity Fund, PBHG IRA Capital Preservation Fund, PBHG New Perspective Fund, PBHG REIT Fund and PBHG Clipper Focus Fund (each, a "New Portfolio" and, collectively, the "New Portfolios").

     In connection with our giving this opinion, we have examined copies of the Trust's Certificate of Trust, Agreement and Declaration of Trust and all amendments thereto (the "Trust Agreement"), resolutions of the Board of Trustees adopted June 5, 2001, a unanimous consent of the Board of Trustees adopted August 9, 2001, and originals or copies, certified or otherwise identified to our satisfaction, of such other documents, records and other instruments as we have deemed necessary or advisable for purposes of this opinion. We have also examined the prospectus for the New Portfolios, which is included in the Registration Statement, substantially in the form in which it is to become effective (the "Prospectus"). As to various questions of fact material to our opinion, we have relied upon information provided by officers of the Trust.

     Based on the foregoing, we are of the opinion that the Shares of each New Portfolio to be offered for sale from time to time pursuant to the Prospectus are duly authorized and, when sold, issued and paid for as described in the Prospectus, will be legally issued, fully paid and nonassessable.

     We express no opinion concerning the laws of any jurisdiction other than the federal law of the United States of America and the Delaware Business Trust Act.

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PBHG Funds
October 26, 2001
Page 2


     Both the Delaware Business Trust Act and the Trust Agreement provide that shareholders of the Trust shall be entitled to the same limitation on personal liability as is extended under the Delaware General Corporation Law to stockholders of private corporations for profit. There is a remote possibility, however, that, under certain circumstances, shareholders of a Delaware business trust may be held personally liable for that trust's obligations to the extent that the courts of another state which does not recognize such limited liability were to apply the laws of such state to a controversy involving such obligations. The Trust Agreement also provides for indemnification out of property of the Trust for all loss and expense of any shareholder held personally liable for the obligations of the Trust. Therefore, the risk of any shareholder incurring financial loss beyond his investment due to shareholder liability is limited to circumstances in which the Trust is unable to meet its obligations and the express limitation of shareholder liabilities is determined not to be effective.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name and to the references to our firm under the caption "Other Service Providers - Counsel and Independent Accountants" in the Statement of Additional Information, which is included in the Registration Statement.


Very truly yours,


/s/ BALLARD SPAHR ANDREWS & INGERSOLL, L.P.